UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 4, 2014

MedAssets, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33881	51-0391128
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 North Point Center E, Suite 200, Alpharetta, Georgia	30022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 678-323-2500

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) (c) (d)

On December 10, 2014, MedAssets, Inc. (the “Company”) announced that Mr. Michael P. Nolte has been appointed by the Company’s Board of Directors (the “Board”) to serve as the Company’s President, effective December 4, 2014. Mr. Nolte will continue to serve as the Company’s Chief Operating Officer and report directly to Mr. John A. Bardis, the Company’s Chairman of the Board and Chief Executive Officer. Prior to Mr. Nolte’s appointment as President, Mr. Bardis had served as the Company’s President since the Company’s founding in 1999.

Additionally, the Board appointed Mr. Nolte as a Class II director of the Company. Mr. Nolte will serve on the Board until the annual meeting of stockholders to be held in June 2015 and until his successor has been elected and qualified.

Item 8.01.	Other Events.

The Company issued a press release on December 10, 2014 announcing the appointment of Mr. Nolte as the Company’s President and member of the Company’s Board. A copy of the press release is attached as Exhibit 99.1 and is being incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated December 10, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedAssets, Inc.

December 10, 2014	By:	/s/ Jonathan H. Glenn
Name: Jonathan H. Glenn
Title: Executive Vice President, Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated December 10, 2014.